Exhibit 24.1

CONFIRMING STATEMENT

This Statement confirms that each of the undersigned has authorized and designated Assured Guaranty Ltd. to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Sound Point Alternative Income Fund.  The authority of Assured Guaranty Ltd. under this Statement shall continue until each of the undersigned is no longer required to file Forms 3, 4, and 5 with regard to its ownership of or transactions in securities of Sound Point Alternative Income Fund, unless earlier revoked in writing.

Each of the undersigned acknowledges that Assured Guaranty Ltd. is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: 06/18/2026

AG ASSET STRATEGIES LLC

By: Assured Guaranty Inc., sole member of AG Asset Strategies LLC

By:   /s/ Nicole Idoko
Name: Nicole Idoko
Title:   Assistant Secretary

ASSURED GUARANTY INC.

By: /s/ Nicole Idoko
Name: Nicole Idoko
Title:   Assistant Secretary

ASSURED GUARANTY MUNICIPAL HOLDINGS INC.

By: /s/ Nicole Idoko
Name: Nicole Idoko
Title:   Assistant Secretary

ASSURED GUARANTY US HOLDINGS INC.

By:  /s/ Nicole Idoko
Name: Nicole Idoko
Title:   Assistant Secretary